UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 15(d) of The Securities Exchange Act of 1934

May 24, 2005

TALLY-HO VENTURES, INC.
a Delaware corporation
134 Hibiscus Way
The Green Community
P.O. Box 34741
Dubai, United Arab Emirates
9714-885-1391

Commission File Number: 333-104631 IRS Employer I.D. No.: 43-1988542

Item 5.02. Departure of Principal Officer.

On May 24, 2005, Tal L. Kapelner resigned as Chief Financial Officer of the registrant. He was not replaced in that position.

Mr.     Kapelner was President and Chairman of the Board of Directors of the registrant from its inception on November 21, 2002, until the close of business on May 14, 2005, at which time his resignation from all offices took effect. An earlier 8-K was filed with the Commission which included the disclosure of this event. From May 15 — May 17, 2005, Mr. Kapelner held no position with the registrant. On May 18, 2005, Mr. Kapelner was appointed the registrant’s CFO and on May 24, he resigned from such position effective on the close of business that day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2005	TALLY-HO VENTURES, INC. Registrant BY: /S/ Peter Smith —————————————— Peter Smith President